UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2026

XMAX Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36259	90-0746568
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6565 E. Washington Blvd., Commerce, CA 90040

(Address of Principal Executive Office) (Zip Code)

(323) 888-9999

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XWIN	Nasdaq Stock Market

Item 1.01 Entry into a Material Definitive Agreement

On April 6, 2026, XMax AI Inc. (“XMax AI” or the “Company”), a wholly owned subsidiary of XMax Inc., entered into an AI Inference Platform Deployment and Service Agreement (the “Agreement”) with Cloud Alliance Inc. (the “Service Provider”), effective as of April 1, 2026.

Pursuant to the Agreement, the Service Provider will develop and deploy an AI inference platform (“Platform”) to the Amazon Web Services (AWS) cloud environment designated by the Company. The Service provider will also provide reasonable configuration and limited customization work as is necessary to make the Platform operational for the Company’s approved use case.

The total fixed fee for the services under the Agreement is US$400,000 and Company shall pay an initial non-refundable mobilization payment of US$200,000 within three (3) business days after execution of the Agreement. The remaining US$200,000 shall be due within three (3) business days following Company’s written acceptance of the Platform in accordance with the acceptance terms in the Agreement.

The Agreement is filed as Exhibits 10.1 to this Current Report on Form 8-K. The foregoing summary of the terms of the Agreement is subject to, and qualified in its entirety by, the Agreement, which is incorporated herein by reference.

Item 8.01. Other Events.

On April 8, 2026, the Company issued a press release announcing the development and deployment of AI inference platform, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Title or Description
10.1	AI Inference Platform Deployment and Service Agreement by and between the Company and Cloud Alliance Inc. dated April 6, 2026.
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

XMax Inc.

/s/ Xiaohua Lu
Xiaohua Lu
Chief Executive Officer

April 8, 2026